STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of July 31, 1998, among BeautiControl Cosmetics, Inc., a Delaware corporation (the "Company"), Jim Sowell Construction Co., Inc., a Texas corporation ("Sowell"), Richard W. Heath ("Heath"), and Jinger L.
Heath ("Mrs. Heath").

                                    RECITALS

         Sowell wishes to purchase shares of common stock, par value $0.10 per share (each a share of "Common Stock"), of the Company and the Company wishes to issue and sell to Sowell shares of Common Stock.

         Sowell and the Company each acknowledge that this Agreement is an integral part of the transactions relating to Sowell's purchase of the shares of Common Stock and that each party has received adequate consideration for entering into this Agreement and performing its respective obligations hereunder.

                                    AGREEMENT

         Based on the foregoing and the mutual promises contained herein, the parties agree as follows:

         1. Sowell Representation Regarding Shares. As of the date of this Agreement (and prior to the purchase of Common Stock contemplated hereby) Sowell and any Affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) own an aggregate of 343,300 shares of Common Stock.

         2. Purchase of Common Stock. Simultaneously with the execution and delivery of this Agreement, Sowell shall purchase from the Company, and the Company will issue and sell to Sowell, 1,200,000 shares (the "Shares") of Common Stock. In consideration of such purchase, Sowell shall (upon execution of this Agreement) wire $9,912,000 in immediately available funds to the bank account designated by the Company. As soon as practicable after the date hereof, the Company shall cause its transfer agent to deliver to Sowell a stock certificate representing the Shares.

         3. Representations of the Company. The Company represents and warrants to Sowell that (i) the issuance of the Shares will not violate the Company's Certificate of Incorporation or Bylaws, both as amended to date, (ii) the issuance of the Shares has been authorized by the Company's Board of Directors,
(iii) assuming payment therefor in accordance with this Agreement, upon issuance the Shares will be validly issued, fully paid, and nonassessable, and (iv) the Shares will be free and clear of all liens and encumbrances other than pursuant to applicable securities laws.

         4. Right of Participation in Future Equity Financings. For so long as Sowell is the legal and beneficial holder of at least 1,200,000 shares of Common Stock, the Company shall not sell for cash any additional shares of capital stock of the Company, or securities convertible into, or carrying the right to purchase additional shares of capital stock of the Company, unless the Company first permits Sowell the opportunity to participate in such financing so that, in connection with any such participation, Sowell is able to maintain its current proportionate ownership in the Company. Sowell's participation in any such financing must be on terms no less favorable to the Company than the terms of the proposed financing offered by the financing source. Sowell's opportunity to participate in any such financing shall remain open for the 20- day period following written notice from the Company to Sowell that the Company intends to undertake a financing. Sowell's intention to participate in any such financing must be communicated in writing to the Company within such 20-day period. Notwithstanding the foregoing, no such right of participation shall extend to capital stock issued by the Company pursuant to any of the Company's stock option plans.

         5. Board Representation. For so long as Sowell is the legal and beneficial owner of at least 1,200,000 shares of Common Stock, the Company and Heath shall use their best efforts to cause Mr. James E. Sowell to be elected to the Board of Directors of the Company.

         6. Registration of Shares. As soon as practicable after the date of this Agreement, the Company (at its expense) shall use its best efforts to cause the registration of the Shares by filing a registration statement relating to the offer or sale of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and in accordance with the terms and provisions set forth in Exhibit "A" to this Agreement.

         7. Purchase of Additional Common Stock. In addition to the Shares and the 343,300 shares of Common Stock already owned by Sowell, Sowell shall be entitled to purchase from persons or entities other than the Company additional shares of Common Stock (the "Additional Shares") not to exceed the greater of
(i) 391,100 shares of Common Stock or (ii) such additional shares of Common Stock so that, together with all other shares of Common Stock owned by Sowell and all Affiliates, such shares do not exceed 26.75% of the then-outstanding shares of Common Stock. Except for the Additional Shares, neither Sowell nor any Affiliate shall purchase or otherwise acquire, obtain an option to purchase, receive a proxy for, or gain any other rights with respect to, any additional shares of Common Stock without the prior written approval of the Company and Heath.

         8. Concurrent Purchases. If Sowell purchases any of the Additional Shares described in Section 7 in blocks of 10,000 or more shares, then immediately after any such purchase Sowell shall provide written notice to the Company. Upon receipt of such notice and for the following 72 hours, the Company shall have the option to purchase up to 50% of such Additional Shares. Such option may be exercised by providing to Sowell written notice, within such 72-hour period, of the desire to exercise such option.

         9.   Co-Sale Right.

         (a) Co-Sale. At least ten (10) days prior to a proposed Transfer (defined below) of shares of Common Stock by the Heaths such that as a result of such Transfer the Heaths will own a percentage of the then-outstanding shares of Common Stock less than (i) 26.75%, or (ii) if the percentage of Common Stock owned by Sowell is less than 26.75%, less than that percentage owned by Sowell, the Heaths shall deliver a written notice (the "Transfer Notice") to Sowell specifying in reasonable detail the number of shares of Common Stock proposed to be transferred by the Heaths (the "Transfer Shares"), the proposed purchase price and the other terms and conditions of the Transfer. Upon receipt of such Transfer Notice, Sowell shall have the irrevocable and exclusive right to sell that number of Shares of Common Stock owned by Sowell to be included among the Transfer Shares determined by multiplying (x) the total number of such Shares of Common Stock that are held by Sowell by (y) a fraction (A) the numerator of which is the number of Transfer Shares and (B) the denominator of which is the total number of shares of Common Stock owned by the Heaths.

         "Transfer" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition of any shares of Common Stock or any interest therein, whether voluntary or involuntary, and whether during each of the Heaths' lifetimes or upon or after his or her death, including, but not limited to, any Transfer by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

               (b) Exercise of Right of Co-Sale. Any exercise of the right of co-sale pursuant to Section 9(a) above shall be by a written notice (the "Co-Sale Notice") delivered by Sowell to the Heaths within three
          (3) days after his receipt of the Transfer Notice. A Co-Sale Notice shall state the amount of Shares of Common Stock that Sowell is proposing to sell to the proposed acquiror pursuant to his right of co-sale and that Sowell elects to sell such Shares of Common Stock in accordance with the procedures set forth in this Section 9. Failure to deliver a Co-Sale Notice shall be deemed conclusive evidence of Sowell's intent to decline to exercise his right of co-sale. The number of Shares of Common Stock which Sowell declines to sell pursuant to his right of co-sale may be sold by the Heaths for their own account.

               (c) Effect of Exercise of Co-Sale Rights. If Sowell elects to exercise his right of co-sale in accordance with Section 9(b) above, the amount of Sowell's Shares of Common Stock specified in the Co-Sale Notice and calculated in accordance with Section 9(a) above shall be sold to the proposed acquiror in lieu of a corresponding amount of Transfer Shares.

               (d) Purchase of Co-Sale Shares. The Shares of Common Stock to be sold by Sowell to the proposed acquiror pursuant to this Section 9 shall be sold at the same price per share and upon the same terms and conditions as the Transfer Shares.

               (e) Inapplicability of Right of Co-Sale. The right of co-sale granted pursuant to this Section 9 shall not apply to any Permitted Transfer (defined below) by the Heaths but any shares of Common Stock transferred by the Heaths in a Permitted Transfer shall remain subject to this Section 9 and, if to be transferred to a proposed acquiror, shall be deemed to be included as Transfer Shares for the purpose of the Transfer Notice and for the purpose of clause (y)(A) of Section 9(a), and shall be deemed to be included as shares of Common Stock owned by the Heaths for purposes of clause (y)(B) of Section 9(a).

         "Permitted Transfer" means any Transfer of shares of Common Stock by the Heaths to a person in the Heaths' Family Group (defined below); provided, however that the terms and provisions of this Agreement shall continue to be applicable to such shares of Common Stock after any such Transfer; and provided, further, that the transferees of such shares of Common Stock shall have agreed in writing to be bound by the provisions of this Agreement.

         "Family Group" means, with respect to any natural person, such person's spouse and descendants (whether natural or adopted) and any trust, limited partnership or limited liability company, solely or primarily for the benefit of such person and/or such person's spouse, their respective ancestors, descendants, or any charitable remainder trust or charitable unit trust the income of which is primarily for the benefit of such person, such person's spouse or descendants (whether natural or adopted) and the principal of which is for the benefit of one or more charitable organizations.

         10. Proxy. Simultaneously with the execution of this Agreement, Sowell will execute an irrevocable proxy in the form attached as Exhibit "B" to this Agreement. The holder of the irrevocable proxy shall indemnify and hold Sowell harmless against all losses, claims, damages, liabilities and expenses incurred by Sowell in connection with or as a result of Sowell executing the proxy the proxy pursuant to such irrevocable proxy which result from any violations of applicable securities laws by the holder of the irrevocable proxy.

         11. Investment Representation. Sowell hereby represents and warrants to the Company that (i) Sowell is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and is acquiring the Shares for its own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof, and (ii) Sowell understands that the Shares have not been registered under the Securities Act, or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available.

         12. Legend. All certificates representing the Shares shall bear the following legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities law. Such shares may not be offered for sale, sold, transferred or pledged until so registered or unless an exemption from registration exists for such offer for sale, sale, transfer or pledge.

The Company may enter a stop transfer order with the Company's transfer agent against the transfer of the Shares, except in compliance with the requirements of this Agreement.

         13. Specific Performance. In the event of a breach or threatened breach by a party of any of its obligations or covenants contained in this Agreement, each party acknowledges and agrees that such a breach or threatened breach would cause irreparable injury to the other party for which an adequate remedy is not available at law and that the other party, therefore, shall be entitled to specific performance or other injunctive remedy for any such breach or threatened breach. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

         14. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto. The proxy referred to in Section 9 hereof shall apply only to shares of Common Stock owned by Sowell or an Affiliate, and shall not apply to any bona fide third-party transferee.

         15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all such counterparts taken together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile.

         17. Entire Agreement. This Agreement and the schedules and exhibits and other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated


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



hereby and supersede all previous oral negotiations, commitments, understandings and agreements.

         18. Legal Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorney's fees and court costs, in addition to any other recoveries allowed by law.

         19. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed, first class postage prepaid:

                           if to the Company or the Heaths:

                           BeautiControl Cosmetics, Inc.
                           2121 Midway Road
                           Carrollton, Texas  75006
                           Attn:    Richard W. Heath
                                    Jinger L. Heath

                           With copy to:

                           David H. Oden, Esq.
                           Haynes and Boone, LLP
                           901 Main Street, Suite 3100
                           Dallas, Texas  75202

                           if to Sowell:

                           Jim Sowell Construction Co., Inc.
                           3131 McKinney Avenue
                           Suite 200
                           Dallas, Texas  75204
                           Attn:  James E. Sowell


                           With copy to:

                           Jim Sowell Construction Co., Inc.
                           3131 McKinney Avenue
                           Suite 200
                           Dallas, Texas  75204
                           Attn:    Steven Smathers, Esq.

Such addresses may be changed from time to time by written notice to the other party.

         20. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         21. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                 JIM SOWELL CONSTRUCTION CO., INC.


                                 By:    /s/ JAMES E. SOWELL
                                        ----------------------------------------
                                        James E. Sowell, Chief Executive Officer


                                 BEAUTICONTROL COSMETICS, INC.


                                 By:    /s/RICHARD W. HEATH
                                        ----------------------------------------
                                        Richard W. Heath, President



                                /s/RICHARD W. HEATH
                                ------------------------------------------------
                                Richard W. Heath, Individually



                                /s/JINGER L. HEATH
                                ------------------------------------------------
                                Jinger L. Heath, Individually

                                   EXHIBIT "A"
                               ------------------

                           REGISTRATION OF THE SHARES

         (a) Registration. The registration statement will be on such appropriate registration form as may be selected by the Company and will permit the disposition of the Shares in accordance with the intended method of disposition furnished to the Company in writing by Sowell. In addition, the Company (at its expense) will use its best efforts to cause the registration of the Shares in such states as may be reasonably requested by Sowell in order for Sowell to accomplish the intended method of distribution of the Shares.

         (b) Cooperation. Sowell shall cooperate with the Company in connection with the registration of the Shares, and shall furnish the Company such information relating to such registration as may be reasonably requested by the Company, including information regarding the Shares and the intended method of their distribution, and shall take all action as may be reasonably requested by the Company in order to comply with the provisions of applicable securities laws.

         (c) Sowell Indemnification. The Company agrees to indemnify, to the fullest extent permitted by law, Sowell against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in the registration statement for the Shares, or any prospectus or preliminary prospectus or any amendment or supplement thereto, or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same is (i) contained in any information furnished to the Company by Sowell expressly for use in such registration statement or prospectus, or (ii) caused by the failure to deliver a copy of any prospectus or any amendments or supplements thereto included in the registration statement after the Company has furnished Sowell with a sufficient number of copies of the same.

         (d) Company Indemnification. Sowell agrees to indemnify, to the fullest extent permitted by law, the Company, its directors, its officers, its agents and employees, and each person who controls the Company (within the meaning of the Exchange Act) against all losses, claims, damages, liabilities and expenses, caused by any untrue or alleged untrue statement of a material fact contained in information furnished by Sowell to the Company and included in the registration statement for the Shares, or any prospectus or preliminary prospectus or any amendment or supplement thereto contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading.

                                   EXHIBIT "B"
                               -----------------

                                IRREVOCABLE PROXY

KNOW ALL MEN BY THESE PRESENTS, that pursuant to the provisions of Section 212 of the Delaware General Corporation Law, the undersigned hereby irrevocably constitutes and appoints:

(i) Richard W. Heath, and (ii) upon his death or incapacity, Jinger L. Heath,

as its attorney-in-fact and proxy, to vote and otherwise act (by written consent or otherwise) with respect to all shares of Common Stock, $0.10 par value, of BeautiControl Cosmetics, Inc. held of record by the undersigned up to 1,200,000 shares (the "Shares") and all other stock dividends or distributions issuable with respect to such Shares, whether now owned or acquired after the date hereof, by the undersigned or any Affiliate (as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of the undersigned, which the undersigned is entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on all matters.

The undersigned hereby affirms that this Irrevocable Proxy is given in connection with, and pursuant to the terms of, the Stock Purchase Agreement among BeautiControl Cosmetics, Inc., the undersigned, Richard W. Heath, and Jinger L. Heath, dated July 20, 1998. The undersigned acknowledges that this proxy is coupled with an interest and is irrevocable and shall not be terminated by operation of law or upon the occurrence of any other event.

This proxy shall automatically terminate (i) with respect to any Shares sold or otherwise transferred by the undersigned, or any Affiliate, to a third party that is not an Affiliate of Sowell and (ii) with respect to all Shares held by the undersigned at such time as the Heaths are no longer employees of the Company or, as a result of the Heaths selling their shares of Common Stock, the Heaths' holdings in the Company are less than an aggregate of 20% of the then-outstanding shares of Common Stock.



IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of July 31, 1998.


                                               JIM SOWELL CONSTRUCTION CO., INC.



                                               By: /s/JAMES E. SOWELL
                                                   ----------------------------
                                                   James E. Sowell
                                                   Chief Executive Officer

STATE OF TEXAS                             ss.
                                           ss.
COUNTY OF DALLAS                           ss.

         This instrument was acknowledged  before me on August 3, 1998, by James
E. Sowell, the Chief Executive Officer of Jim Sowell Construction Co., Inc., a Texas corporation, on behalf of said corporation.


                                                       /s/BOBBIE MOULDER
                                                       -------------------------
                                                       Notary Public Signature

(PERSONALIZED SEAL)